SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2007
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     Waste Management, Inc. (the “Company”) issued a press release this morning, February 8, 2007, announcing its earnings for the fiscal quarter and full year ended December 31, 2006. A copy of the press release is attached hereto as exhibit 99.1.
     Additionally, as previously announced, the Company is holding a conference call, open to the public, to discuss these results, from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. You may also listen to the call by calling (877) 710-6139 and entering the access code 5597641. A replay of the conference call will be available through 5:00 p.m. Central time on February 22, 2007. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 5597641.
     On the conference call, management of the Company is expected to discuss its results of operations and projections using certain non-GAAP financial measures, including free cash flow, adjusted earnings per share and adjusted effective tax rate. The reconciliation of the full year as reported effective tax rate to the as adjusted effective tax rate, which the Company has provided to give investors an understanding of how certain non-recurring or unusual items have benefited the year’s tax rate, is as follows:

	Year Ended
	December 31, 2006
	Pre-tax	Tax	Effective
Adjusted effective tax rate	Income	Expense	Tax Rate

As reported amounts	$1,474	$325	22.1%

Adjustments to Pre-tax income and Tax expense:
Expense from divestitures, asset impairments and unusual items	27	2
Unclaimed property charge	20	8
Income tax audit settlements, including related interest income, benefit from reduction of estimated effective tax rate and other tax items	(11)	184

As adjusted amounts	$1,510	$519	34.4%

     The Company has provided an explanation of its use of each of the other non-GAAP measures it discusses, as well as a reconciliation of each of those measures to the most comparable GAAP measures, in the press release, which is attached to this Form 8-K as exhibit 99.1, and the schedules thereto.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
Exhibit 99.1: Press Release dated February 8, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: February 8, 2007	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 8, 2007